  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-294502
PROSPECTUS SUPPLEMENT
(to Prospectus dated March 25, 2026)
$25,030,000 Convertible Promissory Notes, up to $25,000,000 Additional
Convertible Promissory Notes, and
Common Stock Issuable Upon Conversion of the Convertible Promissory Notes and
15,000,000 Common Stock to be Issued as Pre-Delivery Shares, and
Up to 45,000,000 Common Stock to be Issued as Additional Pre-Delivery Shares
We are offering (the “Offering”), pursuant to this prospectus supplement and the accompanying prospectus, (i) Convertible Promissory Notes (each, a “Note” and collectively, the “Notes”) with an aggregate principal value of $25,030,000, (ii) up to $25,000,000 in aggregate principal amount of additional Convertible Promissory Notes (the “Additional Notes”) issuable from time to time upon exercise of the Reinvestment Right (as defined below), (iii) 15,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), to be used as pre-delivery shares (the “Pre-Delivery Shares”), and (iv) up to 45,000,000 additional shares of Common Stock issuable from time to time as additional pre-delivery shares (the “Additional Pre-Delivery Shares” and, together with the Pre-Delivery Shares, the “Pre-Delivery Shares”) in connection with the monthly true-up and the exercise of the Reinvestment Right. The Notes and the Additional Notes are convertible into shares of our Common Stock. We are also offering by this prospectus supplement and the accompanying prospectus the shares of Common Stock issuable from time to time upon conversion of, or otherwise pursuant to, the Notes and the Additional Notes. Each Note and Additional Note bears interest at a rate of 8% per annum, has no original issue discount, and has a term of 30 months after the purchase price thereof is delivered by the Investor to the Company. The Investor may convert all or any part of the outstanding balance of any Note or Additional Note, at a fixed conversion price of $1.55 per share, into shares of our Common Stock.
In addition, Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”) has the right (“Reinvestment Right”), but not the obligation, to invest up to $25,000,000 in additional convertible promissory notes (the “Additional Notes”) on the same terms and conditions as the Note at any time during the 12-month period following the Approval (as defined below). Any convertible promissory notes issued pursuant to the Reinvestment Right will have new 30-month maturity periods from their respective issuance dates. In addition to the conversion rights described above, the Note grants Streeterville additional conversion rights that permit it to convert specified portions of the Note at a variable market price. See the section titled “Description of the Securities Offered — The Note”.
We are a “smaller reporting company” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus supplement and future filings. See the section titled “Prospectus Supplement Summary — Implications of Being a Smaller Reporting Company.”
Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DVLT.” On August 17, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.3203 per share. There is no established public trading market for the Notes, and we do not expect a market to develop. We do not intend to list the Notes on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Notes will be limited.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, together with additional information described under the heading “Where You Can Find More Information,” and any amendments or supplements carefully before you invest in any of our securities.
Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-9 of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 19, 2026, subject to the satisfaction of customary closing conditions.
The date of this prospectus supplement is August 18, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Whenever we refer to the “Company,” “Datavault AI,” “DVLT,” “we,” “our” or “us” in this prospectus supplement, we mean Datavault AI Inc, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the purchasers of the securities offered by this prospectus supplement and the accompanying base prospectus.
This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein titled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.
We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.
You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections titled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as other risks discussed in documents that we file with the SEC.
Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this prospectus supplement and the accompanying prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.
We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-9, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Company Overview
We are a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary high-performance computing (“HPC”) capabilities and advanced software, our technology offerings are designed to ensure data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization-which we believe will unlock significant opportunities for businesses in an increasingly data-driven world. Datavault has two synergistic platforms-Data Sciences and Acoustic Sciences-that our executive leadership is focusing on as key drivers of future revenue growth.
Our Data Sciences division is focused on the delivery of cyber-secure, privacy-protected data management and monetization technologies, the heart of which are our offerings of artificial intelligence-driven agents - branded as Data Vault®, DataValue®, DataScore®, and Data Vault Bank®. We believe our Data Sciences division will redefine data management by providing a software as a service platform designed to enable organizations to acquire, value, refine, and monetize their data assets with unparalleled security and control. Our Acoustic Sciences division is focused on technological innovations that have already produced advanced technologies in data-over-sound, low-latency spatial audio and high-definition audio transmission, and our patented semiconductor and digital module technologies are currently being deployed by several key customers, including Bang & Olufsen, Harman Kardon, Klipsch, and other leading electronics manufacturers.
Recent Developments
May 2026 Registered Direct Offering
On May 5, 2026, we sold and issued to certain institutional investors, pursuant to a securities purchase agreement, dated May 3, 2026 (the “Purchase Agreement”), an aggregate of 109,090,910 shares (the “Shares”) of our Common Stock at an offering price per Share of $0.55, for aggregate gross proceeds to us of approximately $60.0 million, before deducting the Placement Agent’s (as defined below) fees and offering expenses payable by us. We refer to such sale and issuance of the Shares herein as the “ROFR Transaction.” In connection with the ROFR Transaction, we entered into a placement agency agreement, dated May 3, 2026, with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the sole placement agent for the issuance and sale of our securities pursuant to the Purchase Agreement. As compensation for such services, we paid the Placement Agent a cash fee of $4.2 million and issued to the Placement Agent and/or its designees warrants to purchase up to 5,454,545 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of the ROFR Transaction Prospectus Supplement (as defined below) and have an exercise price of $0.6325 per share. The Shares, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants were offered and sold by us pursuant to the same effective shelf registration statement on Form S-3 (of which this prospectus supplement forms a part) (File No. 333-294502), which was originally filed with the SEC on March 20, 2026, and was declared effective on March 25, 2026, a prospectus forming a part of the effective registration statement, dated March 25, 2026, and a prospectus supplement, dated May 3, 2026 (the “ROFR Transaction Prospectus Supplement”).
May 2026 Non-Binding Term Sheet for Potential Structured Financing Transaction
On May 30, 2026, we entered into a non-binding (except for certain provisions thereof) term sheet (the “Term Sheet”) with Helmex Global LLP and/or one or more of its affiliates (together, the “Counterparty”)

relating to a potential structured financing transaction. Pursuant to the binding provisions of the Term Sheet, we were obligated to make a non-refundable payment to the Counterparty of $25.0 million to be applied toward administrative, operational, and structuring-related costs and expenses in connection with the first tranche of the potential transaction. As of the date of this prospectus supplement, we have paid $5.0 million of that amount. The Term Sheet is non-binding except with respect to certain limited provisions, including the fee obligation described above, and may be terminated by either party at any time, subject to such binding provisions. There can be no assurance that any definitive agreements will be executed with respect to the transactions contemplated by the Term Sheet or that any such transactions will be consummated even if definitive agreements are executed. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.
July 2026 Warrant Offering
On June 22, 2026, we issued to Maxim Group LLC (“Maxim”) warrants to purchase up to 2,727,272 shares (the “Participation Warrants”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to that certain letter agreement, dated May 26, 2026 (the “Maxim Letter Agreement”), under which we agreed to: (i) issue to Maxim, or its designees, the Participation Warrants; (ii) pay Maxim a cash fee of $1,050,000; (iii) retain Maxim to act as co-sales agent in connection with the Company’s next at-the-market offering (the “Future ATM Offering”), in which we have agreed to pay Maxim a cash fee equal to three percent (3%) of the gross proceeds on the first $50,000,000 in aggregate gross sales of securities in the Future ATM Offering; and (iv) include Maxim as dealer manager and/or sales agent in any registration statement, prospectus supplement or other filing made in connection with the Future ATM Offering. The Participation Warrants are being issued pursuant to the Letter Agreement in connection with the settlement of certain matters between us and Maxim and in consideration of Maxim’s waiver of its right of participation under Section 2(a)(vi) of that certain equity distribution agreement, dated July 21, 2025, with respect to our previously announced issuance and sale to certain institutional investors, on May 5, 2026, of an aggregate of 109,090,910 shares of Common Stock (such transaction, the “ROFR Transaction”). The Participation Warrants have the same terms as the placement agent warrants issued to the placement agent in connection with the ROFR Transaction, including, without limitation, a term of five years from the date of the prospectus supplement, dated May 3, 2026, to the Base Prospectus (as defined below) filed by the Company with the SEC with respect to the ROFR Transaction, and an exercise price of $0.6325 per share.
On June 22, 2026, we filed a prospectus supplement, dated June 22, 2026 (“Prospectus Supplement”), to a prospectus, dated March 25, 2026 (the “Base Prospectus”), included in an effective shelf registration statement on Form S-3 (File No. 333-294502), which was originally filed by the Company with the SEC on March 20, 2026, and was declared effective by the SEC on March 25, 2026. The Company filed the Prospectus Supplement for the purpose of registering the Participation Warrants and the shares of Common Stock issuable upon exercise of the Participation Warrants. The foregoing summary of the Participation Warrants does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the form of Placement Agent Warrant issued in connection with the ROFR Transaction and filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2026.
July 2026 EOS Letter Agreement
On July 29, 2026, we entered into the Letter Agreement with EOS Holdings, pursuant to which EOS Holdings has the right, in its sole discretion, to elect to receive all or a portion of earnout payments otherwise payable in cash under the Earnout Agreement in shares of Common Stock. Except with respect to the earnout payment for the earnout period ended December 31, 2025, the number of shares issuable pursuant to each such election will be determined based on the volume-weighted average price of our Common Stock for the five consecutive trading days ending on the trading day immediately preceding the applicable payment due date. With respect to the earnout payment for the earnout period ended December 31, 2025, we and EOS Holdings mutually agreed to a price of $0.61 per share.
August 2026 Class Action Lawsuit
On August 5, 2026, a class action lawsuit was filed against us and certain of our current officers in the U.S. District Court for the Eastern District of Pennsylvania, by plaintiff Carla Aramouni seeking to represent a class of all persons who purchased our securities between September 4, 2024 and October 30, 2025, alleging violations of Sections 10(b) and 20(a) of the Exchange Act. The matter is styled Aramouni v. Datavault AI Inc., et al., Case No. 2:26-cv-05548-JS (E.D. Pa Aug. 5, 2026). The complaint alleges that we made false and/or misleading statements and/or failed to disclose material information about our business, customer contracts, operations, and commercialization prospects in our public statements and SEC filings. The plaintiff seeks unspecified monetary damages on behalf of a purported class of stockholders plus attorneys’ fees and costs. We believe the claims asserted in the complaint are without merit and intend to vigorously defend against them. The matter is in its early stages, and we are unable to predict the outcome of the litigation or to reasonably estimate the range of possible loss, if any, that may result from the matter.
Corporate Information
We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. On December 31, 2024, we purchased certain intellectual property assets from EOS Technology Holdings Inc., followed by changing our name to Datavault AI Inc. on February 13, 2025.
Our principal executive offices are located at One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA 19103. Our telephone number at that address is (408) 627-4716. Our website address is www.datavaultsite.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus supplement.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Securities offered by us
$25,030,000 in aggregate principal amount of Notes, up to $25,000,000 in aggregate principal amount of Additional Notes issuable from time to time upon exercise of the Reinvestment Right, and 15,000,000 Pre-Delivery Shares, and up to 45,000,000 Additional Pre-Delivery Shares issuable from time to time in connection with the monthly true-up and the exercise of the Reinvestment Right. This prospectus supplement also relates to the offering of the shares of Common Stock issuable from time to time upon conversion of, or otherwise pursuant to, the Notes and the Additional Notes.
Offering Price
The purchase price for the Notes is equal to the aggregate principal amount. The purchase price for the Additional Notes will equal their aggregate principal amount. The purchase price for the Pre-Delivery Shares and the Additional Pre-Delivery Shares shall be $0.0001 per share.
Common Stock outstanding immediately before this Offering
855,781,237 shares(1)
Common Stock outstanding immediately after this
Offering
870,781,237 shares, consisting of 855,781,237 shares outstanding immediately before this Offering plus the 15,000,000 Pre-Delivery Shares issued at closing. Assuming the full conversion of the Note at the $1.55 fixed conversion price, we would have 871,929,624 shares outstanding (reflecting the issuance of 16,148,387 Conversion Shares, against which the 15,000,000 Pre-Delivery Shares would be applied and repurchased). Assuming, in addition, the issuance and full conversion of $25,000,000 of Additional Notes at the $1.55 fixed conversion price, we would have 888,058,656 shares outstanding.
Terms of the Note
The Note has an annual interest rate of 8% and a term of 30 months after the purchase price of the Note is delivered by the Investor to the Company. In addition, Streeterville has Reinvestment Rights at any time during the 12-month period following the Approval. The Note also grants Streeterville conversion rights that permit it to convert specified portions of the Note at a variable market price. See the section titled “Description of the Securities Offered- The Note”
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $23.7 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include funding potential strategic transactions, acquisitions or investments. See “Use of Proceeds” on page S-15 of this prospectus supplement.
Risk factors
An investment in our securities involves substantial risks. You should read carefully the “Risk Factors” on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for Common Stock
“DVLT”
Certain Tax Considerations:
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes or any Common Stock into which the Notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Tax Considerations” in this prospectus supplement.

(1)
The number of shares of Common Stock that will be outstanding immediately before this Offering and to be outstanding after this offering is based on 855,781,237 shares of Common Stock outstanding as of August 17, 2026, but excludes the following as of such date: (i) 1,100,006 restricted stock units (“RSUs”) that have been issued but have not vested, (ii) . 6 shares issuable upon exercise of outstanding options to purchase shares of Common Stock under the Company’s Technical Team Retention Plan of 2022; (iii) 3,571,429 shares of Common Stock issuable upon the conversion of convertible notes issued by the Company on May 20, 2025; (iv) 12,068 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1.84 per share; (v) 5,387 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1,574 per share; 12 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $14,955 per share; (vii) 139 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.196 per share; (viii) 2 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $22,800 per share; (ix) 14 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $66,900 per share; (x) 9,665,079 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $5.00 per share; (xi) 326 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.20 per share; (xii) 5,454,545 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $0.6325 per share; and (xiii) 2,727,272 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $0.6325 per share.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to accept any securities offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, or in the documents incorporated by reference herein and therein. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.
Risks Related to this Offering and Ownership of our Securities
We may be required to settle conversions of the Note in cash if we do not obtain stockholder approval, and we cannot assure you that such approval will be obtained.
Under Nasdaq Listing Rule 5635(d), we are required to obtain stockholder approval (the “Approval”) before issuing shares of Common Stock upon conversion of the Note in excess of 19.99% of our Common Stock outstanding immediately prior to the issuance of the Note (the “Exchange Cap”). We have agreed to seek the Approval within ninety (90) days following the Closing Date. Until we obtain the Approval, if Streeterville delivers a Conversion Notice that would require us to issue shares in excess of the Exchange Cap, we must instead pay the applicable Conversion Amount in cash within two (2) Trading Days. Any such cash settlement obligation could require us to use a substantial portion of our available cash, adversely affect our liquidity and financial condition, and impair our ability to fund our operations. We cannot assure you that the Approval will be obtained on a timely basis or at all. If we do not obtain the Approval and we are unable to make a required cash payment upon conversion, we would be in default under the Note, which could result in the acceleration of the Note and the exercise of remedies by Streeterville, including the application of default interest and balance increases.
You may experience immediate and substantial dilution upon conversion of the Notes and the Additional Notes and issuance of the Pre-Delivery Shares.
The Notes are, and the Additional Notes will be, convertible into shares of our Common Stock at a fixed conversion price of $1.55 per share and, for a substantial portion of the Notes and the Additional Notes, at a variable Market Price equal to 92% of the lowest daily volume weighted average price of our Common Stock during the seven (7) Trading Day period immediately preceding the applicable conversion date. In addition, we are issuing 15,000,000 Pre-Delivery Shares to Streeterville at a nominal purchase price, and we may be required to issue additional Pre-Delivery Shares in connection with the exercise of the Reinvestment Right. Because the shares of Common Stock issuable upon conversion of the Notes and the Additional Notes, and the Pre-Delivery Shares, may be issued at prices significantly below the book value or market price of our Common Stock at the time of issuance, and because the number of shares issuable upon conversion increases as the price of our Common Stock declines, investors and existing stockholders may experience immediate and substantial dilution. The magnitude of this dilution is not fixed and will depend on the extent to which the Notes and the Additional Notes are converted and the trading price of our Common Stock at the time of each conversion, and there is no floor on the Market Price at which the Notes or the Additional Notes may convert. To the extent that the Notes or the Additional Notes are converted, additional Pre-Delivery Shares or Additional Notes are issued in connection with the Reinvestment Right, or outstanding options or warrants are exercised, there will be further dilution to our stockholders. In addition, to the extent we raise additional capital in the future by issuing equity or convertible debt securities, our existing stockholders may experience further dilution, and the new securities may have rights senior to those of the securities offered in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.
Upon a trigger event or event of default, the outstanding balance of the Note may increase substantially and accrue interest at a default rate, which could materially harm our financial condition.
The Note contains numerous trigger events, including, among others, our failure to pay amounts when due, failure to maintain the required share reserve, failure to timely deliver Conversion Shares, failure to maintain an effective registration statement during specified periods, our receipt of a Nasdaq delisting notice, and the occurrence of a fundamental transaction without the holder’s consent. Upon the occurrence of a trigger event, Streeterville may increase the outstanding balance of the Note by 15% for each “major” trigger event and 5% for each “minor” trigger event (subject to a limit of three applications of each). If a trigger event becomes an event of default, the entire outstanding balance may become immediately due and payable in cash at the “Mandatory Default Amount,” and interest will accrue on the outstanding balance at a default rate equal to the lesser of 15% per annum or the maximum rate permitted by law. These balance increases and default interest would increase the amount we owe and, because the Note remains convertible following a default, could substantially increase the number of shares issuable upon conversion, resulting in further dilution and downward pressure on our stock price. Any of these consequences could materially and adversely affect our business, financial condition and results of operations.
We are subject to securities class action litigation, which could result in substantial costs and divert management’s attention.
On August 5, 2026, a putative securities class action lawsuit was filed against us and certain of our current officers in the U.S. District Court for the Eastern District of Pennsylvania, styled Aramouni v. Datavault AI Inc., et al., Case No. 2:26-cv-05548-JS (E.D. Pa.). The complaint is brought on behalf of a purported class of persons who purchased our securities between September 4, 2024 and October 30, 2025 and alleges violations of Sections 10(b) and 20(a) of the Exchange Act, asserting that we made false or misleading statements or failed to disclose material information regarding our business, customer contracts, operations, and commercialization prospects. The plaintiff seeks unspecified monetary damages, attorneys’ fees and costs. We believe the claims are without merit and intend to vigorously defend against them. However, the matter is in its early stages, and we are unable to predict its outcome or reasonably estimate the range of possible loss, if any. Securities litigation of this kind can be expensive and time-consuming, could divert the attention of our management and other resources, and, regardless of outcome, could result in substantial costs, potential liability, reputational harm, and a material adverse effect on our business, financial condition, results of operations and the market price of our Common Stock.
There is no existing trading market for the Notes.
There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.
The holders of the Notes will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.
Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to our Common Stock until the Notes are converted, but will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our amended and restated memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring Common Stock as a result of conversion of such holder’s Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.
Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Common Stock for a price greater than that which you paid for them.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for them.
The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.
The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, from January 1, 2021 through December 31, 2021 the reported sale price of our Common Stock fluctuated between $18,890.55 and $73,163.42 per share. From January 1, 2022 through December 31, 2022 the reported sale price of our Common Stock fluctuated between $1,293.85 and $21,139.43 per share. From January 1, 2023 through December 31, 2023 the reported closing price of our Common Stock has fluctuated between $15.95 and $2,400.30 per share. From January 1, 2024 through December 31, 2024, the reported sale price of our Common Stock fluctuated between $1.15 and $18.00 per share. From January 1, 2025 through December 31, 2025, the reported sale price of our Common Stock fluctuated between $0.25 and $4.10 per share. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:
•
variations in our revenues and operating expenses;

•
actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•
market conditions in our industry, the industries of our customers and the economy as a whole;

•
actual or expected changes in our growth rates or our competitors’ growth rates;

•
developments in the financial markets and worldwide or regional economies;

•
announcements of innovations or new products or services by us or our competitors;

•
announcements by the government relating to regulations that govern our industry;

•
sales of our Common Stock or other securities by us or in the open market;

•
changes in the market valuations of other comparable companies; and

•
other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.
Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.
As of December 31, 2025, we have approximately $122.3 million of net operating loss carryforwards (“NOLs”), for federal and state income tax purposes, which begin to expire in 2039 if not utilized. Unused U.S. federal NOLs for taxable years beginning before January 1, 2018, may be carried forward to offset future taxable income, if any, until such unused NOLs expire. Under current law, U.S. federal NOLs incurred in taxable years after December 31, 2017, can be carried forward indefinitely, but the deductibility of such U.S. federal NOLs in a particular taxable year is limited to 80% of taxable income in such year. A lack of future taxable income would adversely affect our ability to utilize portions of these NOLs before they expire.
In general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” (as defined under Section 382 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs and tax credits to offset post-change taxable income or taxes. Our ability to utilize NOLs and tax credits of companies that we have acquired or may acquire in the future may be subject to limitations. Furthermore, if we generate NOLs in the future, and we experience a future ownership change under Section 382 of the Code, our ability to utilize our NOLs and tax credits to offset our income may be subject to limitation. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, our future NOLs or the NOLs of companies that we have acquired or may acquire in the future could expire or otherwise be unavailable to reduce future income tax liabilities, including for state tax purposes. For these reasons, we may not be able to utilize NOLs and tax credits that are or may in the future be reflected on our balance sheets, even if we attain profitability, which could potentially result in increased future tax liability to us and could adversely affect our operating results and financial condition.
Changes in tax law could adversely affect our business and financial condition.
U.S. federal, state, local, and foreign tax laws, regulations and administrative guidance are subject to change as a result of the legislative process and review and interpretation by the U.S. Internal Revenue Service, the U.S. Treasury Department and other taxing authorities. Changes to tax laws (which changes may have retroactive application), including with respect to net operating losses and research and development tax credits, could adversely affect us or holders of our Common Stock. For example, on July 4, 2025, President Donald Trump signed the One Big Beautiful Bill Act into law. Key tax provisions included the restoration of 100% bonus depreciation for certain qualified property, immediate expensing for domestic research and experimental expenditures and the ability to make elective adjustments for prior years, changes to the Section 163(j) interest limitations and updates to net controlled foreign corporation tested income (formerly GILTI) and FDII rules. In recent years, many other such changes have been made and changes are likely to continue to occur in the future. An example of an existing law that could adversely affect us is the United Stated Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases of shares by publicly traded domestic corporations. Future changes in tax laws could have a material adverse effect on our business, financial condition, results of operations, or cash flow. We urge investors to consult with their legal and tax advisers regarding the implications of potential changes in tax laws on an investment in our Common Stock.
Our failure to meet the continued listing standards of Nasdaq could result in a delisting of our Common Stock.
On February 24, 2026, we received a letter from Nasdaq notifying us that, because the closing bid price for our Common Stock had been below $1.00 per share for 30 consecutive business days, we were no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq. Rule 5550(a)(2) of Nasdaq’s Marketplace Rules (the “Nasdaq Rules”) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) and Rule 5810(c)(3)(A) of the Nasdaq Rules provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.
Pursuant to Rule 5810(c)(3)(A) of the Nasdaq Rules, we have been provided an initial compliance period of 180 calendar days, or until August 24, 2026, to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance with the Minimum Bid Price Requirement by August 24, 2026, we may be afforded a second 180 calendar day grace period. To qualify, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to provide written notice of our intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary.
If it appears to the Staff of Nasdaq that we will not be able to cure the deficiency in connection with the Minimum Bid Price Requirement, or if we are otherwise not eligible for the additional compliance period, and we do not regain compliance by August 24, 2026 for the Minimum Bid Price Requirement, Nasdaq will provide written notification to us that our shares of Common Stock are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Rules.
If Nasdaq determines to delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, some or all of the following may occur, each of which could have a material adverse effect on our stockholders:
•
causing our Common Stock to be transferred to a more limited market than Nasdaq, which could affect the market price, trading volume, liquidity and resale price of our Common Stock;

•
causing an event of default under our existing debt instruments;

•
reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity;

•
decreasing the amount of news and analyst coverage relating to us;

•
reducing the availability of information concerning the trading prices and volume of our Common Stock;

•
limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and

•
impacting our reputation and, as a consequence, our business and operations.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $23.7 million, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes. General corporate purposes may include, among other things, funding our ongoing operations and growth initiatives, research and development, capital expenditures, repayment or refinancing of indebtedness, and the funding of potential strategic transactions, including acquisitions of, mergers with, or investments in, complementary businesses, products, services, technologies or other assets, whether structured as an acquisition, merger, joint venture or otherwise. We regularly evaluate potential strategic transactions and may use a portion of the net proceeds from this offering to pursue one or more such transactions. Except as may be described in the documents incorporated by reference into this prospectus supplement, we have not entered into any binding agreements or commitments with respect to any material acquisition, merger or strategic transaction as of the date of this prospectus supplement, and we have not determined the amount of net proceeds to be used specifically for any of the foregoing purposes.
The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the development of our business, the amount of cash used in our operations, the identification and pursuit of strategic opportunities, and our operating costs and expenditures. As a result, our management will retain broad discretion and flexibility in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments or hold them as cash.
DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. As a result, investors seeking cash dividends should not purchase our Common Stock.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026 on:
•
an actual basis;

•
a pro forma basis to reflect the following transactions that occurred after March 31, 2026: (i) the issuance of 75,942,666 shares of our Common Stock to Vivasor pursuant to a Subscription Agreement, dated as of April 16, 2026; (ii) the sale and issuance of 109,090,910 shares of our Common Stock to certain institutional investors for net proceeds of approximately $60.0 million pursuant to a Securities Purchase Agreement dated May 3, 2026; (iii) the issuance of 45,594,139 shares of Common Stock under the 2018 LTIP net of cancellations; (iv) the issuance of 2,000,000 shares of Common Stock pursuant to the NYIAX Licensing Agreement entered into March 31, 2025; (v) the issuance of 500,000 shares of Common Stock to a consultant for compensation; and (vi) the impairment of the Vivasor investment that reduced the asset by $55.4 million; and

•
a pro forma as adjusted basis reflecting the pro forma adjustments set forth above, after giving effect to the sale and issuance of the Note in the aggregate principal amount of $25,030,000 and the 15,000,000 Pre-Delivery Shares in this offering, and the receipt of the estimated net proceeds therefrom. The pro forma as adjusted information does not give effect to the issuance or sale of any Additional Notes, which may be issued from time to time upon exercise of the Reinvestment Right, or to the issuance of any shares of Common Stock upon conversion of the Note or any Additional Notes.

	As of March 31, 2026
	Actual	Pro Forma	Pro Forma As Adjusted (after giving effect to the offering)
	(unaudited)
Total assets	$250,113	309,029	332,707
Total liabilities	30,085	30,085	55,115
Stockholders’ equity
Common stock, par value $0.0001; 2,000,000,000 shares authorized; 617,813,176 shares issued and outstanding as of March 31, 2026	$63.00	87	88
Additional paid-in capital	650,541	764,833	763,480
Accumulated deficit	(430,576)	(485,976)	(485,976)
Total stockholders’ equity	$220,028.00	$278,944	$277,592
Total liabilities and stockholders’ equity	$250,113.00	$309,029	$332,707

DILUTION
If you invest in the Notes and the underlying shares of Common Stock issuable upon conversion of the Notes and the Additional Notes in this offering, you may experience dilution to the extent that shares of our Common Stock are issued upon conversion of the Notes or the Additional Notes at an effective price per share that exceeds the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering. Because the Notes and the Additional Notes convert at a fixed conversion price of $1.55 per share and, for a substantial portion of the Notes and the Additional Notes, at a variable Market Price equal to 92% of the lowest daily volume weighted average price of our Common Stock during the seven (7) Trading Days preceding conversion, the number of shares issuable upon conversion of the Notes and the Additional Notes, and the resulting dilution, cannot be determined at this time and will depend on the trading price of our Common Stock at the time of each conversion. Dilution represents the difference between the effective price per share of Common Stock issued upon conversion of the Notes or the Additional Notes and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering.
Historical net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our Common Stock. Net tangible book value excludes goodwill and other intangible assets. As of March 31, 2026, we had a net tangible book value of approximately $90.1 million, or approximately $0.15 per share of our Common Stock, based upon 617,813,176 shares of our Common Stock outstanding as of that date.
Our pro forma net tangible book value as of March 31, 2026, before giving effect to this offering, was approximately $149.0 million, or approximately $0.17 per share of our Common Stock, after giving effect to the following transactions that occurred after March 31, 2026: (i) the issuance of 75,942,666 shares of our Common Stock to Vivasor pursuant to a Subscription Agreement, dated as of April 16, 2026; (ii) the sale and issuance of 109,090,910 shares of our Common Stock to certain institutional investors for net proceeds of approximately $60.0 million pursuant to a Securities Purchase Agreement dated May 3, 2026; (iii) the issuance of 45,594,139 shares of Common Stock under the 2018 LTIP net of cancellations; (iv) the issuance of 2,000,000 shares of Common Stock pursuant to the NYIAX Licensing Agreement entered into March 31, 2025; (v) the issuance of 500,000 shares of Common Stock to a consultant for compensation; and (vi) the impairment of the Vivasor investment that reduced the asset by $55.4 million.
After giving further effect to the issuance and sale of the Note and the 15,000,000 Pre-Delivery Shares in this offering, and the receipt of the estimated net proceeds therefrom, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $149.0 million, or approximately $0.17 per share of Common Stock. The pro forma as adjusted net tangible book value does not give effect to the issuance or sale of any Additional Notes, which may be issued from time to time upon exercise of the Reinvestment Right, or to the issuance of any shares of Common Stock upon conversion of the Note or any Additional Notes.
Dilution per share to investors converting the Notes is determined by subtracting our pro forma as adjusted net tangible book value per share after this offering from the fixed conversion price per share of the Notes. Because a substantial portion of the Notes may instead convert at a variable Market Price, the actual dilution experienced upon any conversion will differ and cannot be determined at this time. The following table illustrates the per share dilution, using the $1.55 fixed conversion price of the Notes for illustrative purposes only:
Fixed conversion price per share of the Notes		$1.55
Net tangible book value per share as of March 31, 2026	$0.15
Increase in net tangible book value per share attributable to issuances after March 31, 2026 (as described above)	0.02
Pro forma net tangible book value per share as of March 31, 2026		0.17
Increase in pro forma net tangible book value per share attributable to this offering	0.0
Pro forma as adjusted net tangible book value per share, after giving effect to this offering		0.17
Dilution per share to investors in this offering		$1.38

The table and discussion above are based on 617,813,176 shares of Common Stock outstanding as of March 31, 2026, but exclude the following as of such date:
(i)
1,050,000 shares of Common Stock issuable upon vesting of restricted stock units granted outside of the LTIP to certain of our current and former executive officers and/or directors;

(ii)
6 shares issuable upon exercise of outstanding options to purchase shares of Common Stock under the Company’s Technical Team Retention Plan of 2022;

(iii)
3,571,429 shares of Common Stock issuable upon the conversion of convertible notes issued by the Company on May 20, 2025;

(iv)
12,068 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1.84 per share;

(v)
5,387 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1,574 per share;

(vi)
12 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $14,955 per share;

(vii)
139 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.196 per share;

(viii)
2 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $22,800 per share;

(ix)
14 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $66,900 per share;

(x)
9,665,079 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $5.00 per share;

(xi)
326 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.20 per share;

To the extent that outstanding convertible debt securities or warrants are converted or exercised, as applicable, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, warrants or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED
The following description is a summary of some of the terms of our securities, our organizational documents and applicable laws. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our Common Stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.
Convertible Promissory Notes
The following is a summary of the material terms and provisions of the Notes that is being offered hereby. This summary is subject to and qualified in its entirety by the Notes, which has been provided to the investors in this offering and which has been filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the Notes. Capitalized terms used in this section not otherwise defined have the same meaning as those terms in the Notes.
The Note
On August 18, 2026 (the “Closing Date”), we entered into the Securities Purchase Agreement with Streeterville, pursuant to which we issued and sold to Streeterville the Note, in the original principal amount of $25,030,000. The Note carries no original issue discount, bears interest at a rate of 8% per annum (15% per annum following an Event of Default) and matures thirty (30) months from the Closing.
In addition, Streeterville has the right to invest up to $25,000,000 in additional convertible promissory notes on the same terms and conditions as the Note at any time during the 12-month period following the Approval. Any convertible promissory notes issued pursuant to the Reinvestment Right will have new 30-month maturity periods from their respective issuance dates.
In addition to the fixed-price conversion right described above, the Note grants Streeterville the right to convert the Note at a variable market price (each, a “Market Price Conversion”). For each Market Price Conversion, the number of Conversion Shares issuable equals the Conversion Amount divided by the Market Price, where “Market Price” means 92% of the lowest daily VWAP of our Common Stock during the seven (7) Trading Day period immediately preceding the applicable conversion date. Each Conversion Amount includes make-whole interest calculated as if the converted amount had been held to maturity. The Market Price Conversion rights are structured as follows:
•
Limited Market Price Conversions.   During the period beginning September 1, 2026 and ending December 31, 2026, if a “Limited Redemption Event” occurs, Streeterville may submit a Conversion Notice to effect a Market Price Conversion during the applicable “Limited Redemption Window.” A “Limited Redemption Event” occurs on any Trading Day on which our Common Shares trade at a price at least 5% greater than the Nasdaq Minimum Price (as defined under Nasdaq Rule 5635(d)) for such Trading Day. A “Limited Redemption Window” begins on the date a Limited Redemption Event occurs and ends five (5) Trading Days later, and more than one Limited Redemption Window may be open at the same time. The amount Streeterville may convert pursuant to any such Conversion is capped at the “Maximum Limited Conversion Amount,” which equals 10% of the cumulative daily dollar trading volume of our Common Stock on the Trading Day on which the Limited Redemption Event occurs, plus make-whole interest.

•
Unrestricted Market Price Conversions.   Beginning January 1, 2027 and continuing until the Note has been repaid in full, Streeterville may submit a Conversion Notice to convert all or any portion of the outstanding balance of the Note at the Market Price, without regard to the Limited Redemption Event condition or the Maximum Limited Conversion Amount cap.

Exchange Cap; Stockholder Approval.   Under Nasdaq Listing Rule 5635(d), we may not issue shares of Common Stock upon conversion of the Note in an amount equal to 20% or more of our Common Stock outstanding immediately prior to the issuance of the Note without first obtaining stockholder approval (the “Approval”). Accordingly, unless and until we obtain the Approval, the aggregate number of shares of Common Stock issuable upon conversion of the Note is limited to the Exchange Cap. If Streeterville delivers a Conversion Notice and we cannot issue the applicable Conversion Shares without exceeding the Exchange Cap, we are required to instead pay the applicable Conversion Amount in cash within two (2) Trading Days of delivery of such Conversion Notice. Pursuant to the Securities Purchase Agreement, we have agreed to seek the Approval within ninety (90) days following the Closing Date.
Voting Agreement.   In connection with the Offering, certain of our stockholders will enter into a Voting Agreement dated as of the Closing Date (the “Voting Agreement”). Pursuant to the Voting Agreement, each signing stockholder agreed to vote all shares of our Common Stock and any shares of our preferred stock now or hereafter held by them in favor of the Approval and the issuance of Common Stock to Streeterville in excess of the Exchange Cap, and granted Streeterville an irrevocable proxy, coupled with an interest, to vote such shares in favor of the Approval if the a stockholder fails to do so. We cannot assure you that the Approval will be obtained on a timely basis or at all.
Beneficial Ownership Limitation.   The Note contains a beneficial ownership limitation that prohibits us from effecting any conversion of the Note to the extent that, after giving effect to the conversion, Streeterville (together with its affiliates) would beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). For purposes of this limitation, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The Maximum Percentage is unconditional and non-waivable and applies to all affiliates and assigns of Streeterville. As a result of this limitation, Streeterville may not convert the Note into, and we will not be required to issue, shares of Common Stock in excess of the Maximum Percentage, even though the total number of shares of Common Stock issuable upon full conversion of the Note may exceed 9.99% of our outstanding Common Stock.
Prepayment.   Upon ten (10) Trading Days’ prior written notice, we may prepay all or any portion of the outstanding balance of the Note (other than any portion for which Streeterville has delivered a Conversion Notice and the applicable Conversion Shares have not yet been delivered; during the notice period Streeterville retains the right to submit Conversion Notices). If we prepay the Note during the period beginning on the Effective Date and ending on the date that is ninety (90) days after the Effective Date, we must pay Streeterville an amount in cash equal to 110% of the portion of the outstanding balance we elect to prepay. If we prepay the Note on or after the date that is ninety-one (91) days after the Effective Date, we must pay Streeterville an amount in cash equal to 120% of the portion of the outstanding balance we elect to prepay. We may not prepay the Note during the first ninety (90) days following the Effective Date unless we have received the Approval. In addition, we will lose the right to prepay the Note if (i) an Event of Default occurs or (ii) we elect to prepay the Note and then fail to do so on the date set forth in our prepayment notice.
Pre-Delivery Shares
As partial consideration for the purchase of the Note, and to facilitate the timely delivery of shares of Common Stock issuable upon conversion of the Note, we are issuing to Streeterville 15,000,000 shares of Common Stock (the “Pre-Delivery Shares”) at a purchase price of $0.0001 per share (the “Pre-Delivery Purchase Price”). The Pre-Delivery Shares are intended to be applied against, and offset by, shares of Common Stock otherwise deliverable to Streeterville upon conversion of the Note, and, subject to the conditions described below, to be repurchased by us following repayment or conversion of the Note in full.
Transfer Restriction; Lock-Up.   For so long as the Note or any Additional Note remains outstanding, Streeterville may not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Pre-Delivery Shares, and the Pre-Delivery Shares will remain locked-up and non-transferable, except as described under “Interim Period” below. Any purported transfer of Pre-Delivery Shares in violation of this restriction will be null and void, and we and our transfer agent are entitled to refuse to recognize any such transfer. Beginning on September 1, 2026, however, Streeterville may transfer any or all of the Pre-Delivery Shares free of these restrictions, provided that Streeterville must deliver to us, on

September 16, 2026 and on every tenth (10th) Trading Day thereafter (or sooner if elected by Streeterville), a written report of all transfers of Pre-Delivery Shares made during the preceding ten (10) Trading Day period (or shorter, if applicable).
Interim Period.   During the period beginning on any day on which Streeterville delivers a Conversion Notice under the Note and ending on the date we deliver the applicable Conversion Shares (the “Interim Period”), Streeterville may transfer a number of Pre-Delivery Shares up to the number of Conversion Shares covered by that Conversion Notice. To the extent any such transfer is made during the Interim Period, an equal number of the Conversion Shares subsequently delivered by us will be deemed to be Pre-Delivery Shares (and will be subject to the terms applicable to Pre-Delivery Shares), so that the total number of Pre-Delivery Shares held by Streeterville remains equal to the number initially issued, except during the Interim Period. In addition, if we are unable to deliver Conversion Shares without exceeding the Exchange Cap, Streeterville may, in its sole discretion, apply Pre-Delivery Shares then held by it in satisfaction of the applicable Conversion Notice, and any Pre-Delivery Shares so applied will be released from our repurchase right described below. The number of Pre-Delivery Shares is also subject to increase in connection with any exercise of the Reinvestment Right.
Additional Pre-Delivery Shares.   We are also registering up to 45,000,000 Additional Pre-Delivery Shares. On October 1, 2026 and on the first Trading Day of each month thereafter (each, a “True-Up Date”), if the number of shares obtained by dividing $4,500,000 by the Nasdaq Minimum Price as of such True-Up Date exceeds the aggregate number of Pre-Delivery Shares previously delivered to Streeterville, we will issue to Streeterville a number of Additional Pre-Delivery Shares equal to such excess. In addition, upon each exercise of the Reinvestment Right, we will issue Additional Pre-Delivery Shares such that the total number of Pre-Delivery Shares held by Streeterville equals 4.99% of our issued and outstanding shares of Common Stock as of such date. The Additional Pre-Delivery Shares are subject to the same terms, transfer restrictions, true-up, and repurchase provisions applicable to the Pre-Delivery Shares described above.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
Scope of this Summary
The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax considerations relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock. No ruling has been requested or will be obtained from the IRS with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our Common Stock; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This discussion is limited to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any aspects of U.S. state, local or non-U.S. taxation. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the U.S.;

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persons subject to the alternative minimum tax;

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persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions (except to the extent specifically set forth below);

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brokers, dealers or traders in securities or currencies;

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Real estate investment trusts or regulated investment companies;

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persons that elect to use a mark-to-market method of accounting for their holdings in our securities;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

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persons who hold or receive our Common Stock pursuant to the exercise of any employee equity-based awards or stock options or otherwise as compensation;

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persons that own or have owned (actually or constructively) more than five percent of our capital stock (except to the extent specifically set forth below);

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken in account in an “applicable financial statement” (as defined in Section 451(b)(3) of the Code);

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“qualified foreign pension funds” (within the meaning of Section 897(1)(2)) of the Code and entities, all of the interests of which are held by qualified foreign pension funds; and

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tax-qualified retirement plans.

As noted, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through partnerships. If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our Common Stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “United States person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the U.S.;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Shares of Our Common Stock
We have never declared or paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. If we were to pay cash dividends in the future on our Common Stock, such distributions would be subject to U.S. federal income tax in the manner described below.
Cash distributions on shares of our Common Stock generally would constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits would be applied against and reduce a Non-U.S. Holder’s tax basis in shares of our Common Stock, to the extent thereof, and any excess would be treated as capital gain realized on the sale or other disposition of the shares, and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Our Common Stock,” below.
Subject to the discussion below on effectively connected income, backup withholding, and Foreign Account Tax Compliance Act, any dividends paid to a Non-U.S. Holder with respect to shares of our Common Stock that constitute dividends under the rules described above generally would be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, would not be subject to this withholding tax, but instead would be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-U.S. Holder of shares of our Common Stock who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally must (i) complete an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the Common Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.
The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale or Other Taxable Disposition of Shares of Our Common Stock
In general, a Non-U.S. Holder of shares of our Common Stock will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of our Common Stock, unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation” (“USRPHC”), as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of our Common Stock.
Any gain described in (i) above will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-U.S. Holder described in (ii) above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder for the applicable taxable year (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to (iii) above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the taxable disposition occurs, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Common Stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition or (2) the Non-U.S. Holder’s holding period. No assurance can be provided that our Common Stock will be regularly traded on an established securities market at all times for purposes of the rules described above. If we were to become a

USRPHC and our Common Stock is not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different treatment.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each Non-U.S. Holder the amount of distributions paid to such holder on the shares of our Common Stock and the tax withheld (if any) with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding at a rate currently equal to 24% unless applicable certification requirements are met.
Payment of the proceeds of a sale of shares of our Common Stock within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.
Foreign Account Tax Compliance Act (“FATCA”)
The Foreign Account Tax Compliance Act and associated guidance, or “FATCA”, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of our Common Stock, and (subject to the proposed Treasury regulations discussed below) the gross proceeds of a disposition of shares of our Common Stock. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Investors are urged to consult their own tax advisors regarding the possible application of these rules to their investment in shares of our Common Stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE TO INVESTORS IN THEIR PARTICULAR CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
On August 18, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which we agreed to issue and sell to the Investor, in a registered direct offering, the Note in the aggregate principal amount of $25,030,000, 15,000,000 shares of our Common Stock to be used as Pre-Delivery Shares, and up to 45,000,000 Additional Pre-Delivery Shares. In addition, pursuant to the Reinvestment Right under the Purchase Agreement, we may issue and sell to the Investor up to $25,000,000 in aggregate principal amount of Additional Notes, on the same terms and conditions as the Note, in one or more subsequent closings from time to time during the 12-month period following the Approval. This prospectus supplement also relates to the offering of the shares of Common Stock issuable from time to time upon conversion of, or otherwise pursuant to, the Note and the Additional Notes. The securities are being offered and sold by us directly to the Investor pursuant to this prospectus supplement and the accompanying prospectus, which form a part of an effective shelf registration statement on Form S-3 (File No. 333-294502). No underwriter, placement agent or broker-dealer is being engaged or is participating in this offering, and no underwriting discounts, placement agent fees or commissions are payable in connection with this offering.
Subject to certain limitations set forth in the Note and the Additional Notes, the Investor may convert all or any part of the outstanding balance of the Note or any Additional Note into shares of our Common Stock at a fixed conversion price of $1.55 per share, or, for a substantial portion of the Note or Additional Note, at a variable Market Price. See the section titled “Description of the Securities Offered — The Note.”
We currently anticipate that the closing of the sale of the Note and the Pre-Delivery Shares will occur on or about August 19, 2026. At such closing, we will deliver the Note and the Pre-Delivery Shares against payment of the purchase price therefor by the Investor. Any Additional Notes will be issued and sold at one or more subsequent closings upon exercise of the Reinvestment Right, against payment of the purchase price therefor by the Investor.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.
Listing
Our common stock is traded on the Nasdaq Capital Market under the symbol “DVLT.”

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement will be passed upon for us by Sullivan & Worcester LLP, New York, New York.
EXPERTS
The consolidated financial statements of Datavault AI Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omit certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus supplement, the accompanying prospectus or any other prospectus supplement that we file, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus supplement or any subsequently filed document incorporated by reference herein as described below:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

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our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 5, 2026 (the first Current Report on Form 8-K filed on such date), January 5, 2026 (the second Current Report on Form 8-K filed on such date), January 7, 2026 (the first Current Report on Form 8-K filed on such date), January 7, 2026 (the second Current Report on Form 8-K filed on such date), January 8, 2026, January 15, 2026, January 23, 2026, February 3, 2026, February 13, 2026, February 27, 2026 (the first Current Report on Form 8-K filed on such date), February 27, 2026 (the second Current Report on Form 8-K filed on such date), March 19, 2026 (the second Current Report on Form 8-K filed on such date), March 30, 2026, April 23, 2026, April 28, 2026 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus supplement), May 5, 2026, June 4, 2026, June 22, 2026 (the first Current Report on Form 8-K filed on such date), June 22, 2026 (the second Current Report on Form 8-K filed on such date), June 29, 2026; July 14, 2026, July 22, 2026, July 30, 2026 and July 31, 2026.

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the description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).
Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying base prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:
Datavault AI Inc.
One Commerce Square, 2005 Market Street, Suite 2400
Philadelphia, Pennsylvania 19103
(408) 627-4716
info@dvlt.ai
Copies of these filings are also available through the “Investor Relations” section of our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PROSPECTUS
$1,000,000,000
Datavault AI Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Datavault AI Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $1,000,000,000. The preferred stock, debt securities, warrants, rights, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.
This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.
This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DVLT”. On March 19, 2026, the last reported sale price of our common stock on Nasdaq was $0.7969.
Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 4 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 25, 2026.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $1,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.
In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.
In this prospectus, we refer to Datavault AI Inc. as “we,” “us,” “our” “DVLT,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY
General
We are a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary high-performance computing capabilities and advanced software, our technology offerings are designed to ensure data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization-which we believe will unlock significant opportunities for businesses in an increasingly data-driven world. We have two synergistic platforms — Data Sciences and Acoustic Sciences — that our executive leadership is focusing on as key drivers of future revenue growth.
Corporate Information
Our principal executive office is located at One Commerce Square 2005 Market Street, Suite 2400 Philadelphia, PA 19103 and our telephone number is (408) 627-4716. Our website address is www.datavaultsite.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry is http://www.wisatechnologies.com. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.
Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, together with all of the other information contained or incorporated by reference herein or therein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, product development, marketing activities, regulatory affairs expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, investment-grade, interest-bearing instruments.
We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

THE SECURITIES THAT WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.
We may sell from time to time, in one or more offerings:
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shares of our common stock;

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shares of our preferred stock;

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debt securities;

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warrants to purchase shares of our common stock, preferred stock or debt securities;

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rights to purchase shares of our common stock, preferred stock or other securities; and/or

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units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our Certificate of Incorporation, as may be amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.
Authorized Capital Stock
The Company is authorized to issue 2,020,000,000 shares of its capital stock consisting of (a) 2,000,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of January 30, 2026, 591,128,201 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future.
Preferred Stock
General
We are authorized to issue up to 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, none of which are issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of shares of preferred stock with dividend, liquidation, voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.
Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws
Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Anti-Takeover Effects of Certain Provisions of our Bylaws
Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.
The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
Limitation on Directors’ Liability; Indemnification
Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
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any breach of the director’s duty of loyalty to the corporation or its stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

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any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.
Listing
Our common stock is traded on Nasdaq under the symbol “DVLT”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.
General Matters
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the form of the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of and interest on the debt securities will be payable;

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the applicability of any guarantees;

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the terms and conditions upon which we may redeem the debt securities;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

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if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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the terms of the subordination of any series of the debt securities;

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restrictions on transfer, sale or other assignment of the debt securities, if any;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

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with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any addition to or change in the provisions relating to or dealing with defeasance;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Subordination
Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.
Consolidation, Merger or Sale
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any debt security of that series when due and payable;

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default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification of Indenture; Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

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reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, or interest on, any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm based thereon that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “— Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
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direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   The holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
The holder may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities. Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest. We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our Common Stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
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the price, if any, per right;

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the exercise price payable for common stock, preferred stock or other securities upon the exercise of the rights;

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the number of rights issued or to be issued to each holder;

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the number and terms of common stock, preferred stock or other securities which may be purchased per right;

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the extent to which the rights are transferable;

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any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

PLAN OF DISTRIBUTION
General
We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:
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through underwriters or dealers;

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through agents;

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directly by us to purchasers;

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in a rights offering;

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in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable::
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the name or names of any underwriters, if any, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds that we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any commissions paid to agents;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any delayed delivery arrangements;

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any additional risk factors applicable to the securities that we propose to sell; and

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any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently traded on Nasdaq. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Datavault AI Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2026 (the first Current Report on Form 8-K filed on such date), January 5, 2026 (the second Current Report on Form 8-K filed on such date), January 7, 2026 (the first Current Report on Form 8-K filed on such date), January 7, 2026 (the second Current Report on Form 8-K filed on such date), January 8, 2026, January 15, 2026, January 23, 2026, February 3, 2026, February 13, 2026, February 27, 2026 (the first Current Report on Form 8-K filed on such date), February 27, 2026 (the second Current Report on Form 8-K filed on such date) and March 19, 2026 (the second Current Report on Form 8-K filed on such date) (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

•
the description of our common stock contained in Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.
We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:
Datavault AI Inc.
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
bmoyer@dvlt.ai
Copies of these filings are also available on our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Datavault AI Inc.
$25,030,000 Convertible Promissory Notes, up to $25,000,000 Additional
Convertible Promissory Notes, and
Common Stock Issuable Upon Conversion of the Convertible Promissory Notes and 15,000,000 Common Stock to be Issued as Pre-Delivery Shares, and
Up to 45,000,000 Common Stock to be Issued as Additional
Pre-Delivery Shares
Prospectus Supplement
August 18, 2026